NEWS RELEASE
FOR IMMEDIATE RELEASE

Bank of the Cascades Completes Acquisition of 15 Bank of America Branches
Increase in deposits of $470 million or 23%

Bend, Ore. - March 8, 2016 - Cascade Bancorp (NASDAQ: CACB) (“Company” or “Cascade”), the holding company for Bank of the Cascades, today announced the completion of the acquisition of 15 former Bank of America branches in Southern and Coastal Oregon and Western Washington. Bank of the Cascades is now Oregon’s largest community bank with approximately $3.0 billion in assets, operating 51 branches in Oregon, Washington and Southwest Idaho, plus commercial banking centers located in downtown in Portland and Seattle.

Cascade assumed approximately $470 million of branch deposits and welcomed nearly 60,000 new customer accounts in the transaction. With the addition of new branches and new communities, Cascade was pleased to offer continued employment to employees at the branches impacted by the change.

The transaction reflects Bank of the Cascades’ continued effort to become the Northwest’s premier community bank that is committed to supporting the financial well-being of both customers and local economies. Cascade’s strategic goal is to grow the bank to $5 billion in assets over time through both organic loan growth and value-enhancing acquisitions in the Northwest. This acquisition solidifies Cascade as one of the fastest-growing banks in the region while improving its deposit market share to a top three ranking in many of their communities.

“First I would like to welcome all of our new customers to Bank of the Cascades. We are very pleased to be able to provide a continuation of banking services to those customers and communities who were impacted by Bank of America’s decision to sell their branches. You should know that Bank of the Cascades offers a rare combination of top-notch banking products and services with the local and personalized delivery of a community bank. We provide access to a full range of business and consumer banking products and service lines, in addition to making all of our lending decisions at the local level by knowledgeable bankers who our customers know and trust,” said Terry Zink, Chief Executive Officer of Bank of the Cascades. “Our customers also have the satisfaction of knowing that their deposits are reinvested directly back into their local community to help businesses expand, increase homeownership, support the work of worthy nonprofits, and much more.”

“It’s an exciting time to be a part of the Bank of the Cascades family,” said Chip Reeves, President and Chief Operating Officer of Bank of the Cascades. “Our vision to see communities of all sizes across the Northwest thrive economically took an important step forward today. We look forward to making a positive difference in our new communities, as well as continuing to invest in the prosperity of all the communities we serve.”

New Bank of the Cascades communities in Oregon include Ashland, Bandon, Lincoln City, Newport, North Bend, Reedsport, Roseburg, Grants Pass, Klamath Falls, Medford and Seaside. Bank of the Cascades also officially entered Washington State’s retail banking market by acquiring Bank of America branches in the communities of Cathlamet, Raymond and Westport.

The transaction with Bank of America marks Bank of the Cascades’ second major acquisition in the last two years as part of its efforts to position itself as the premiere community bank serving Northwest business and consumer customers. In 2014, Bank of the Cascades acquired Nampa, Idaho-based Home Federal Bank, which significantly expanded its presence in Southwest Idaho and Oregon.

About Bank of the Cascades
Bank of the Cascades is the principal subsidiary of Cascade Bancorp (NASDAQ: CACB). Headquartered in Bend, Oregon, Bank of the Cascades delivers personalized relationship banking, competitive financial products and advanced technology applied for the convenience of customers. Founded in 1977, Bank of the Cascades offers full-service community banking through 51 branches in Central Oregon, Southern and Coastal Oregon, Willamette Valley, Western Washington and Southwest Idaho. Throughout its history, the bank has been recognized for its long-standing tradition of corporate philanthropy. For more information, visit www.botc.com.

Forward Looking Statements
This release contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations, and intentions and are not statements of historical fact. When used in this report, the word “expects,” “believes,” “anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties and Cascade Bancorp’s success in managing such risks and uncertainties and could cause actual results to differ materially from those projected and/or adversely affect our results of operations and financial condition. Such factors could include: local and national economic conditions, housing/real estate market prices, employment and wages rates, as well as historically low interest rates and/or the rate of change in such rates. Such factors, depending on severity, could adversely affect credit quality, collateral values, including real estate collateral and OREO (other real estate owned) properties, investment values, liquidity, the pace of loan growth and /or originations, the adequacy of reserves for loan losses, including the trend and amount of loan charge offs and delinquency rates. These factors may be exacerbated by our concentration of operations in the States of Oregon, Idaho and Washington generally, and Central, Southern and Northwest Oregon, as well as the greater Boise/Treasure Valley, Idaho and greater Seattle, Washington areas, specifically; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in Cascade Bancorp’s reports filed with or furnished to the Securities and Exchange Commission (the “SEC”); the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and existing regulatory requirements, changes in regulatory requirements and legislation (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and our financial condition. Such forward-looking statements also include, but are not limited to, statements about our anticipated acquisition of branches from Bank of America, our strategy to expand our loan portfolio to markets outside our branch network, including Portland, Oregon and Seattle, Washington, and our ability to execute our business plan. Additional risks and uncertainties are identified and discussed in Cascade Bancorp’s reports filed with or furnished to the SEC and available at the SEC’s website at www.sec.gov. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ materially from our expectations. These forward-looking statements speak only as of the date of this release. Cascade Bancorp undertakes no obligation to update or publish revised forward-looking statements to reflect the impact of events or circumstances that may arise after the date hereof, except as required by applicable law. Readers should carefully review all disclosures filed or furnished by Cascade Bancorp from time to time with the SEC.

CONTACT:    Terry E. Zink, President and Chief Executive Officer, Cascade Bancorp (541) 617-3527
Gregory D. Newton, EVP and Chief Financial Officer, Cascade Bancorp (541) 617-3526
Charles Reeves, President and Chief Operating Officer, Bank of the Cascades (541) 617-3557

# # #